----------------------------------------------
*** Text Omitted and Filed Separately
Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4), 200.83 and                          EXHIBIT 2.2
240.24b-2
----------------------------------------------

     AMENDMENT NO. 1, dated as of May 24, 1999 (this "Amendment"), to the Asset Purchase Agreement, dated as of March 24, 1999 (the "Purchase Agreement"), between QUALCOMM INCORPORATED, a Delaware corporation (the "Seller"), and TELEFONAKTIEBOLAGET LM ERICSSON (publ), a corporation organized under the laws of Sweden (the "Purchaser"). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

                              W I T N E S S E T H

     WHEREAS, the Seller and the Purchaser have entered into the Purchase Agreement; and

     WHEREAS, the Seller and the Purchaser desire to amend the Purchase Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the Seller and the Purchaser hereby agree as follows:

     SECTION 1. Amendments to Purchase Agreement Regarding Purchase Price, Purchase Price Adjustments and Exclusion of Certain Assets. (a) The Purchase Agreement is hereby amended as follows:

     (i) Clause (iv) of Section 2.01(a) of the Purchase Agreement is amended by adding immediately after the phrase "ordinary course of business" the phrase [***]

     (ii) Clause (vi) of Section 2.01(a) of the Purchase Agreement is amended by adding immediately after the phrase "Excluded Contracts" the phrase [***]

     (iii) Clause (v) of Section 2.01(b) of the Purchase Agreement is amended by deleting the word "and" with inserting a comma in its place and adding immediately after the phrase "ordinary course of business" the phrase [***]

     (iv) Clause (x) of Section 2.01(b) of the Purchase Agreement is amended by deleting the word "and" from the end thereof.

     (v) Section 2.01(b) of the Purchase Agreement is amended by adding a new clause (xi) thereto to read in its entirety as follows:


                      *** Confidential Treatment Requested

       [***]

       (vi) Clause (xi) of Section 2.01(b) of the Purchase Agreement is renumbered as clause (xii).

       (vii) Section 2.03 of the Purchase Agreement is amended by deleting the amount [***] and inserting in its place the amount "98,097,000".

       (viii) The second parenthetical of the first sentence of Section 2.08(a) of the Purchase Agreement is amended by (A) adding immediately before the phrase "except that it shall include", the phrase [***].

       (ix) Section 2.08(b)(ii) of the Purchase Agreement is amended by adding at the end of the first sentence thereof the following:

       "; provided further, however, that the Purchaser may not dispute amounts reflected on the Closing Statement of Net Assets on the basis that the [***] do not comply with U.S. GAAP (it being understood that the Purchaser may dispute amounts solely on the basis that such amounts were not arrived at on a basis consistent with the preparation of the January Statement of Net Assets (except to the extent such inconsistency is mandated by Section 2.08(a)), that such amounts reflect clerical or mathematical error or that such amounts do not properly adjust to include only the book value of the Assets and the Assumed Liabilities and to eliminate the book value of the Excluded Assets and the Excluded Liabilities)".

       (x) The second sentence of Section 2.08(c) of the Purchase Agreement is amended to read in its entirety as follows:

       "Subject to the limitation set forth in Section 2.08(b)(iv), within three Business Days of the Closing Statement of Net Assets being deemed final, a Purchase Price Adjustment shall be made as follows:

--------------
       *** Confidential Treatment Requested.

          (i) in the event that [***] exceeds the Closing Net Book Value by at least the Adjustment Threshold, then the Purchase Price shall be adjusted downward in an amount equal to such excess over the Adjustment Threshold, and the Seller shall, within three Business Days of such determination, pay the amount of such excess, together with interest thereon, from the Closing Date through the date of payment, at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its reference rate from the Closing Date to the date of such payment, to the Purchaser by wire transfer in immediately available funds; and

          (ii) in the event that the Closing Net Book Value exceeds [***] by at least the Adjustment Threshold, then the Purchase Price shall be adjusted upward in an amount equal to such excess over the Adjustment Threshold, and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess, together with interest thereon, from the Closing Date through the date of payment, at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its reference rate from the Closing Date to the date of such payment, to the Seller by wire transfer in immediately available funds."

     (b) In partial consideration of the foregoing amendments, the Purchaser waives any and all disputes relating to the January Statement of Net Assets pursuant to Section 2.07 and agrees that no pre-Closing Purchase Price adjustment shall be made pursuant to Section 2.07 other than as expressly set forth above.

     SECTION 2. Amendments Regarding Transferred Employees. Article VI of the Purchase Agreement is amended as set forth in the Employee Transition Services Agreement, dated as of the date hereof, between the Seller and the Purchaser.

     SECTION 3. Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect in all respects.

     SECTION 4. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 5. Governing Law. This Amendment shall be governed by the laws of the State of New York.


                      *** Confidential Treatment Requested

           (The Remainder of This Page is Intentionally Left Blank.)

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    QUALCOMM INCORPORATED


                                    By  /s/ [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                      Name:
                                      Title:



                                    TELEFONAKTIEBOLAGET LM
                                      ERICSSON (publ)


                                    By  /s/ [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    By  /s/ [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                      Name:
                                      Title: